UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 22, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01

Other Events.

On June 22, 2018, Goldrich Mining Company (the “Registrant” or the “Company”) announced receipt of a second tranche of the senior secured note financing announced in an earlier release dated February 13. The Company received an additional $480,000 from three current shareholders and, when added to the previous senior secured note financing net proceeds of $1,705,000, brings the total note financing to $2,185,000. The financing remains open for possible total net proceeds of $2,200,000.

The terms of the second tranche are identical to the terms of notes already issued under the financing, with 2,652,630 5-year warrants being issued at an exercise price of the higher of $0.03 per common share or the closing market price on the date of receipt of funds.

The Notes are secured by distributions received by Goldrich Placer LLC (“Goldrich Placer”) from Goldrich NyacAU Placer, LLC (“GNP). Goldrich Placer, a wholly-owned subsidiary of the Company, holds a 50% stake in GNP, the joint venture entity operating the Chandalar placer mine located 190 miles north of Fairbanks, Alaska. The Notes rank junior to:

(i)        any GNP Distributions that are only deemed to be made by GNP to Goldrich Placer pursuant to the Operating Agreement but are then withheld pursuant to Section 10.1 of the GNP Operating Agreement; and

(ii)       any GNP Distributions that are made by the GNP to Goldrich Placer pursuant to the GNP Operating Agreement but are then withheld to pay Loan 3 and 2012 reclamation expenses; and

(iii)      any GNP Distributions that are made by the GNP to Goldrich Placer pursuant to the Operating Agreement but are then used to pay legal fees relating to mediation/arbitration concerning distributions due to Goldrich Placer from GNP; and

(iv)      any GNP Distributions that are part of the Chandalar Sale, described below; and

(v)       any GNP Distributions that are part of the GVC Sale, described below; and

(vi)      any GNP Distributions which are secured by the Company’s outstanding Senior Gold Forward Sales Contracts

The Notes rank senior to all other outstanding and future indebtedness of the Company and its subsidiaries and are pari passu to each other Note issued pursuant to the Loan Agreement. Repayment of all amounts owed under the Senior Secured Note financing are guaranteed by Goldrich Placer.

The Chandalar Sale relates to a purchase agreement, dated as of June 19, 2015, whereby the Company sold and assigned to Chandalar Gold, LLC (“Chandalar”) 12% of any and all GNP Distributions, subject to the limitations set forth in the purchase agreement and the related assignment.

The GVC Sale relates to a purchase agreement, dated as of May 22, 2015, whereby the Company sold and assigned to GVC Capital LLC (“GVC”) 0.50% of any and all GNP Distributions, subject to the limitations set forth in the purchase agreement and the related assignment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: June 22, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer